                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):     July 10, 2002
                                                 -------------------------------


                                   ECOGEN INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                       1-9579                    22-247948
--------------------------------------------------------------------------------
(State or Other Jurisdiction of     (Commission               (I.R.S. Employer
 Incorporation or Organization)     File Number)             Identification No.)


           2000 W. Cabot Boulevard #170, Langhorne, Pennsylvania 19047
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)           (Zip Code)



        Registrant's telephone number, including area code (215) 757-1590
                                                            --------------------

Item 2.   Acquisition or Disposition of Assets

          On July 10, 2002, Ecogen Inc. (the "Company") completed the sale pursuant to the Asset Purchase Agreement dated as of May 6, 2002 (the "Agreement") of certain assets relating to the Company's sprayable Bt bio-pesticide business and the Company's insecticidal nematode business to Certis U.S.A. L.L.C. ("Certis"), an indirect subsidiary of Mitsui & Co., The assets sold include, but are not limited to, the Company's CryMax, Lepinox, Condor, Condor G, Raven, Bti technicals ("Traditional Bt") and HB nematode product lines. The transaction excludes the Bt CellCap products acquired from Mycogen Corporation and the Company's agreements with the Monsanto Company relating to commercialization success fees, if any, for transgenic plants. The assets sold include all technology and know-how related to the business, including strain libraries for bio-pesticide uses, product registration, trademarks, patents or licenses and certain inventory and fixed assets. Upon the closing of the transaction, the Company received cash proceeds of $3,640,000 from Certis, after giving effect to (i) certain purchase price adjustments provided for in the Agreement ($85,000, representing the amount by which the value of the inventory sold to Certis was less than the value at December 31, 2001, and $250,000 due to the Company's inability to obtain a letter from a licensor of the Company clarifying certain matters regarding the license), and (ii) certain additional purchase price adjustments ($175,000) by virtue of the fact that certain patents and contract rights provided for in the Agreement were unavailable for sale upon closing, as reflected in the amendment of certain Schedules to the Agreement. The cash proceeds do not include the approximately $50,000 of proceeds of the inventory that had previously been purchased and paid for by Certis pursuant to the Pre-Closing Business Arrangement Agreement entered into concurrently with the Agreement. Out of pocket expenses associated with the transaction were approximately $135,000.

          A summary of assets sold and the expected gain is as follows:

                      Inventory                                $   64,000
                      Other current assets                         65,000
                      Intangibles and other assets                746,000
                                                                  -------
                                                                  875,000
                      Net Proceeds                              3,505,000
                                                                ---------
                      Gain on sale of assets                   $2,630,000
                                                               ==========


          As a condition of closing, the Company was required to repay its past due term loan with Berkshire Bank ("Term Loan") and a substantial portion of its demand promissory notes to Momar Corporation ("Notes"), both of which are affiliated with the Company's majority stockholder. The aggregate amount paid from the proceeds of the sale including accrued interest were $1,775,000 and $1,365,000 under the Term Loan and the Notes, respectively. After such payments, approximately $318,000 remains outstanding under the Notes including accrued interest of $178,000 that is secured by the Company's remaining assets. The holder of the Notes deferred payment of the remaining balance and the accrued interest. Further, the Company has borrowed an additional $60,000 pursuant to the demand promissory notes with Momar Corporation.

          The net cash proceeds to the Company after the payments of the Company's outstanding obligations referred to above were approximately $365,000.

Item 5. Other Events

        The Company's stockholders approved an amendment to its Restated Certificate of Incorporation which effected a one-for-ten reverse split ("Reverse Split") of the Company's outstanding shares of common stock. It is expected that the Reverse Stock Split will be effected on July 29, 2002.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired

          Not Applicable

(b)  Pro Forma Financial Information

          The following unaudited pro forma consolidated condensed financial information is attached hereto:

          . Unaudited pro forma consolidated condensed statements of operations data for the six-month period ended April 30, 2002 and the year ended October 31, 2001

          . Unaudited pro forma consolidated condensed balance sheet data as of April 30, 2002

          . Notes to unaudited pro forma consolidated condensed financial information

(c)  Exhibits

     2.1 Asset Purchase Agreement by and among Certis U.S.A. L.L.C., Ecogen Inc., Ecogen-Bio Inc. and Ecogen Technologies I Incorporated dated May 6, 2002.*

     2.2 List of omitted schedules/exhibits to Asset Purchase Agreement by and among Certis U.S.A. L.L.C., Ecogen Inc., Ecogen-Bio Inc. and Ecogen Technologies I Incorporated dated May 6, 2002, as certain such schedules were amended by the Amendment thereto dated July 9, 2002.

----------
* Incorporated by reference from Exhibit 10.163 to the Registrant's Form 10-Q for the fiscal quarter ended April 30, 2002.

Item 7(b).   Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

          The following presents certain unaudited pro forma consolidated condensed financial information of Ecogen Inc. for the periods indicated. The unaudited pro forma consolidated condensed financial information gives effect to the sale of the Traditional Bt and Nematode bio-pesticide product lines and the repayment of certain outstanding obligations of the Company in connection with the transaction which occurred on July 9, 2002 as if such transaction had occurred on November 1, 2000 for purposes of the unaudited pro forma consolidated condensed statements of operations data for the year ended October 31, 2001 and the six-month period ended April 30, 2002, and on April 30, 2002 for purposes of the unaudited pro forma consolidated condensed balance sheet data as of April 30, 2002. The pro forma financial information also gives retroactive effect to the Reverse Stock Split. The pro forma financial information was prepared using the assumptions described below and in the related notes thereto.

          The unaudited pro forma consolidated condensed financial information reflects pro forma adjustments that are based upon available information and certain assumptions that we believe are reasonable. The pro forma financial information does not purport to represent our results of operations or financial position that would have resulted had the transactions to which pro forma effect is given been consummated as of the dates or for the periods indicated nor is it indicative of the Company's future consolidated financial condition or results of operations.

          For purposes of the unaudited pro forma consolidated condensed financial information, our historical consolidated statements of operations for the year ended October 31, 2001 and the six- month period ended April 30, 2002 and our consolidated balance sheet as of April 30, 2002 were adjusted to reflect the Reverse Stock Spilt, to eliminate the activity and assets associated with the product lines that were sold to Certis and to adjust interest expense on a pro forma basis as a result of the repayment of debt with the proceeds from the sale.

          The unaudited pro forma consolidated condensed financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements of Ecogen Inc.and subsidiaries as reported in its annual report on Form 10-K for the fiscal year ended October 31, 2001 and its quarterly report on Form 10-Q for the six-month period ended April 30, 2002.

                          ECOGEN INC. AND SUBSIDIARIES
     Unaudited Pro Forma Consolidated Condensed Statement of Operations Data
                  For the Six-Month Period Ended April 30, 2002

                                                                             Pro Forma Adjustments
                                                                             ---------------------
                                                                             Sale of
                                                                          Traditional Bts
                                                            Historical         and               Pay off     Pro Forma
                                                            Ecogen Inc.      Nematodes           of Debt    Consolidated
-------------------------------------------------------------------------------------------------------------------------
Revenues:

  Product  sales,  net                                     $   420,871      $ 291,428 (5)  $        -       $   129,443
-------------------------------------------------------------------------------------------------------------------------
    Total revenues                                             420,871        291,428               -           129,443
-------------------------------------------------------------------------------------------------------------------------

Costs and expenses:

  Cost of products sold                                        219,633        132,933 (6)           -            86,700
  Research and development                                           -              -               -                 -
  Selling, general and administrative                          979,035        117,162 (8)           -           861,873
-------------------------------------------------------------------------------------------------------------------------
    Total costs and expenses                                 1,198,668        250,095               -           948,573
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Operating loss                                                (777,797)        41,333               -          (819,130)
-------------------------------------------------------------------------------------------------------------------------

Other income (expense):
    Interest expense, net                                     (249,397)             -        (151,000)(9)       (98,397)
    Other income                                                14,381              -               -            14,381
-------------------------------------------------------------------------------------------------------------------------
    Total other expense, net                                  (235,016)             -        (151,000)          (84,016)
-------------------------------------------------------------------------------------------------------------------------

Net loss                                                    (1,012,813)        41,333        (151,000)         (903,146)

Dividends on preferred stock                                   184,971              -               -           184,971
-------------------------------------------------------------------------------------------------------------------------

Net loss allocable to common stockholders                  $(1,197,784)     $  41,333      $ (151,000)      $(1,088,117)
=========================================================================================================================

Basic and diluted net loss  per  common  share             $     (0.31)                                     $     (0.28)
=======================================================================                                    ==============

Weighted average number of common shares outstanding         3,887,800 (10)                                   3,887,800
=======================================================================                                    ==============

See accompanying notes to unaudited consolidated condensed financial information.

                          ECOGEN INC. AND SUBSIDIARIES
     Unaudited Pro Forma Consolidated Condensed Statement of Operations Data
                       For the Year Ended October 31, 2001

                                                                                    Pro forma Adjustments
                                                                                    ---------------------
                                                                                    Sale of
                                                                                Traditional Bts
                                                            Historical                and             Pay off         Pro Forma
                                                           Ecogen Inc.             Nematodes          of Debt        Consolidated
--------------------------------------------------------------------------    -----------------    --------------   ---------------
Revenues:

  Product  sales, net                                         $ 2,997,775          $ 1,939,719 (5)    $        -        $ 1,058,056
  Research contract revenue                                       222,813              222,813 (5)             -                  -
-----------------------------------------------------------------------------------------------------------------------------------
    Total revenues                                              3,220,588            2,162,532                 -          1,058,056
-----------------------------------------------------------------------------------------------------------------------------------

Costs and expenses:

  Cost of products sold                                         2,831,301            1,873,198 (6)             -            958,103
  Research and development                                        570,043              453,685 (7)             -            116,358
  Selling, general and administrative                           3,138,545              550,491 (8)             -          2,588,054
  Special Charges                                               1,778,183                    -                 -          1,778,183
-----------------------------------------------------------------------------------------------------------------------------------
    Total costs and expenses                                    8,318,072            2,877,374                 -          5,440,698
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                        (5,097,484)            (714,842)                -         (4,382,642)
-----------------------------------------------------------------------------------------------------------------------------------

Other income (expense):
    Interest expense, net                                        (491,147)                   -          (212,000)(9)       (279,147)
    Other income                                                  419,693                    -                 -            419,693
-----------------------------------------------------------------------------------------------------------------------------------
    Total other income (expense), net                             (71,454)                   -          (212,000)           140,546
-----------------------------------------------------------------------------------------------------------------------------------

Net loss                                                       (5,168,938)            (714,842)         (212,000)        (4,242,096)

Dividends on preferred stock including assumed
     incremental yield                                            475,345                    -                 -            475,345
-----------------------------------------------------------------------------------------------------------------------------------

Net loss allocable to common stockholders                     $(5,644,283)         $  (714,842)       $ (212,000)       $(4,717,441)
===================================================================================================================================

Basic and diluted net loss per common share                   $     (3.95)                                              $     (3.30)
==========================================================================                                          ===============

Weighted average number of common shares outstanding            1,429,900 (10)                                            1,429,900
==========================================================================                                          ===============

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                          Ecogen Inc. and Subsidiaries
      Unaudited Pro Forma Consolidated Condensed Balance Sheet Information
                              As of April 30, 2002

                                                  Historical
                                     --------------------------------------
Assets                                                       Assets to be             Pro forma Adjustments             Pro Forma
                                                                               ----------------------------------
                                         Ecogen Inc.             Sold                Debit            Credit           Consolidated
-----------------------------------------------------------------------------------------------------------------------------------
Current assets:
   Cash                                $       2,525             $       -       $ 3,505,000 (1)   $ 3,111,323 (4)         396,202
   Trade receivables, net                    152,575                     -                 -                 -             152,575
   Inventory, net                             85,263                63,954 (2)             -                 -              21,309
   Prepaid expenses and other
     current assets                          396,643                65,000 (2)             -                 -             331,643
----------------------------------------------------------------------------------------------------------------------------------
      Total current assets                   637,006               128,954         3,505,000         3,111,323             901,729

Plant and equipment, net                       3,244                     -                 -                 -               3,244
Intangibles and other assets, net            773,512               746,280 (2)             -                 -              27,232
----------------------------------------------------------------------------------------------------------------------------------
                                       $   1,413,762             $ 875,234       $ 3,505,000       $ 3,111,323       $     932,205
==================================================================================================================================

Liabilities and Stockholders'
   Deficit

----------------------------------------------------------------------------------------------------------------------------------

Current liabilities:
   Debt due within one year                2,755,500                     -         2,755,500 (4)             -                   -
   Accounts payable and
     accrued expenses                      5,551,588                     -           355,823 (4)             -           5,195,765
--------------------------------------------------------------------------------------------    ----------------------------------
        Total current liabilities          8,307,088                     -         3,111,323                 -           5,195,765

Long-term accrued expenses                   153,253                     -                 -                 -             153,253
Long-term deferred revenue                 1,864,928                     -                 -                 -           1,864,928
Minority interest in subsidiary            1,533,854                     -                 -                 -           1,533,854
----------------------------------------------------------------------------------------------------------------------------------
         Total liabilities                11,859,123                     -         3,111,323                 -           8,747,800
----------------------------------------------------------------------------------------------------------------------------------

Stockholders' deficit:
   Preferred stock                               268                     -                 -                 -                 268
   Common stock                               41,780 (10)                -                 -                 -              41,780
   Additional paid-in capital            129,425,185 (10)                -                 -                 -         129,425,185
   Accumulated deficit                  (139,912,594)                    -                 -         2,629,766 (3)    (137,282,828)
----------------------------------------------------------------------------------------------------------------------------------
      Total stockholders' deficit        (10,445,361)                    -                 -         2,629,766          (7,815,595)
----------------------------------------------------------------------------------------------------------------------------------
                                       $   1,413,762             $       -       $ 3,111,323       $ 2,629,766       $     932,205
==================================================================================================================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                          Ecogen Inc. and Subsidiaries

    Notes to Unaudited Pro Forma Consolidated Condensed Financial Information

         Year Ended October 31, 2001 and Six Months Ended April 30 2002

     (1) On July 9, 2002, the Company completed the sale of certain assets relating to the Company's sprayable Bt bio-pesticide business and the Company's insecticidal nematode business to Certis, an indirect subsidiary of Mitsui & Co., The assets sold include, but are not limited to, the Company's CryMax , Lepinox, Condor, Condor G, Raven, Bti technicals ("Traditional Bt") and HB nematode product lines. The transaction excludes the Bt CellCap products acquired from Mycogen Corporation and the Company's agreements with the Monsanto Company relating to commercialization success fees, if any, for transgenic plants. The assets sold include all technology and know-how related to the business, including strain libraries for bio-pesticide uses, product registration, trademarks, patents or licenses and certain inventory and fixed assets. Upon the closing of the transaction, the Company received cash proceeds of $3,505,000 (net of out of pocket expenses of approximately $135,000.)

     (2) Adjustments represent the elimination of the assets associated with the Company's Traditional Bt and Nematodes product lines as follows:

                       Inventory                                     $  63,954
                       Other current assets                             65,000
                       Intangibles and other assets                  $ 746,280
                                                                     =========

     (3) Adjustment represents the estimated net gain on the sale of the Traditional Bt and Nematode product lines, net of expenses associated with the transaction.

     (4) Adjustment represents the payment of the Term Loan and the Notes including accrued interest at April 30, 2002 of $1,755,823 and $1,255,500, respectively and approximately $100,000 in accounts payable and accrued expenses at April 30, 2002 that were paid prior to the closing of the transaction.

     (5) Adjustment represents the elimination of product sales and other revenue of the Traditional Bt and Nematode product lines.

     (6) Adjustment represents the elimination of costs of sales associated with the Traditional Bt and Nematode product sales that were eliminated in note 5, above.

     (7) Adjustment represents the elimination of research and development expenses associated with the Traditional Bt and Nematode product lines.

     (8) Adjustment represents the elimination of selling and marketing expenses associated with the Traditional Bt and Nematode product lines.

                          Ecogen Inc. and Subsidiaries

   Notes to Unaudited Pro Forma Consolidated Condensed Financial Information,
                                    Continued

     (9) Adjustment represents a reduction in interest expense as a result of the payoff of debt as described in note 4, above.

     (10) All shares and per share amounts have been retroactively restated to give effect to the ten-for-one Reverse Stock Split.

     (11) The unaudited pro forma statements of operations data excludes the expected non-recurring gain on the sale to Certis of approximately $2.6 million.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ECOGEN INC.


                                   By:   /s/  James P. Reilly, Jr.
                                       _________________________________________
                                       Name:  James P. Reilly, Jr.
                                       Title: Chairman, Chief Executive Officer
                                              and Acting Chief Financial and
                                              Accounting Officer


Date: July 25, 2002